Exhibit 4.2

VOYA FINANCIAL, INC. VOYA HOLDINGS INC.

3.976% Senior Notes due 2025 FOURTH SUPPLEMENTAL INDENTURE
Dated as of March 17, 2015

to the Indenture Dated as of July 13, 2012

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

Exhibit 4.2

TABLE OF CONTENTS

Page

ARTICLE 1 DEFINITIONS

Section 1.01. Certain Terms Defined in the Indenture; Additional Terms.    2
ARTICLE 2
Form and Terms of the Notes
Section 2.01. Form and Dating.    4
Section 2.02. Paying Agent.    5
Section 2.03. Global Notes.    5
Section 2.04. Restrictions on Transfer and Exchange    6
Section 2.05. Terms of the Notes.    7
Section 2.06. Optional Redemption    7
Section 2.07. Defeasance    8
Section 2.08. Sinking Fund.    8
ARTICLE 3 Miscellaneous
Section 3.01. Trust Indenture Act Controls.    9
Section 3.02. Governing Law.    9
Section 3.03. Payment of Notes.    9
Section 3.04. Multiple Counterparts    10
Section 3.05. Severability.    10
Section 3.06. Relation to Indenture    10
Section 3.07. Ratification.    10
Section 3.08. Effectiveness.    10
Section 3.09. Trustee Not Responsible for Recitals or Issuance of Securities    10
ARTICLE 4
General Guarantee Agreement
Section 4.01. General Guarantee Agreement Inapplicable    11
EXHIBITS
EXHIBIT A    Form of Note
EXHIBIT B Restricted Legend
EXHIBIT C    DTC Legend

Exhibit 4.2

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”), dated as of March 17, 2015, among VOYA FINANCIAL, INC. (formerly ING U.S., Inc.), a Delaware corporation (the “Company”), having its principal executive offices at 230 Park Avenue, New York, New York 10169, VOYA HOLDINGS INC. (formerly Lion Connecticut
Holdings Inc.), a Connecticut corporation, as the initial Subsidiary Guarantor hereunder, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the initial Subsidiary Guarantor and the Trustee executed and delivered an Indenture, dated as of July 13, 2012 (the “Indenture”), to provide for the issuance by the Company from time to time of Securities to be issued in one or more series as provided in the Indenture;

WHEREAS, the Board of Directors of the Company and the board of directors of the initial Subsidiary Guarantor have authorized the issuance and sale, pursuant to the Put Option Agreement, dated as of March 17, 2015, among the Company, the initial Subsidiary Guarantor, Peachtree Corners Funding Trust (the “Trust”), U.S. Bank National Association, as put option calculation agent, and the Trustee (the “Put Option Agreement”), of up to $500,000,000 aggregate principal amount of a new series of the Securities of the Company designated as its 3.976% Senior Notes due 2025 (the “Notes”), to be fully and unconditionally guaranteed by the Subsidiary Guarantors;

WHEREAS, the Company desires to establish such series of Notes, to be fully and unconditionally guaranteed by the Subsidiary Guarantors in accordance with Article 12 of the Indenture;

WHEREAS, Sections 2.01 and 10.01 of the Indenture provide that the Company, when authorized by a Board Resolution, and the Trustee may amend or supplement the Indenture to provide for the issuance of and to establish the form or terms and conditions of Securities of any series as permitted by the Indenture;

WHEREAS, the Company desires to establish the form, terms and conditions of the Notes; and

WHEREAS, all things necessary to make this Fourth Supplemental Indenture a legal, valid and binding supplement to the Indenture according to its terms and the terms of the Indenture have been done;

NOW, THEREFORE, for and in consideration of the premises, the Company, the initial Subsidiary Guarantor and the Trustee mutually covenant and agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

Exhibit 4.2
ARTICLE 1
Definitions

Section 1.01. Certain Terms Defined in the Indenture; Additional Terms.

(1)For purposes of this Fourth Supplemental Indenture, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, as amended hereby.

(2)The following capitalized terms used herein shall be defined accordingly: “Agent Member” means a member of, or a participant in, the Depositary.
“Business Day” means any day other than a day on which the federal or state banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close or a day the Federal Reserve Bank of New York is closed.

“Certificated Note” means a Note in registered individual certificated form without interest coupons.

“Comparable Treasury Issue” means, with respect to any Optional Redemption Date, the U.S. Treasury security or securities selected by the Premium Calculation Agent as having an actual or interpolated maturity comparable to the term remaining from such Optional Redemption Date to the Maturity of the Notes (the “Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

“Comparable Treasury Price” means, with respect to any Optional Redemption Date,
(1) the average of five Reference Treasury Dealer Quotations for such Optional Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Premium Calculation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“DTC Legend” means the legend set forth in Exhibit C.

“Global Note” means a Note in registered global form without interest coupons.

“Make-Whole Redemption Amount” means, with respect to any Optional Redemption Date, the greater of (i) 100% of principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, such Optional Redemption Date, and (ii) the sum, as calculated by the Premium Calculation Agent, of the present values of the remaining scheduled payments of principal and interest on the Notes (not including any portion of those payments of interest accrued as of such Optional Redemption Date), discounted from their respective scheduled payment dates to such Optional Redemption Date on a semi-annual basis (assuming a 360-day

Exhibit 4.2

year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points plus, in each case, accrued and unpaid interest thereon to, but excluding, such Optional Redemption Date.
“Optional Redemption Date” shall have the meaning set forth in Section 2.06. “Premium Calculation Agent” means an investment banking institution of national standing appointed by the Company.

“Primary Treasury Dealer” shall have the meaning set forth in the definition of “Reference Treasury Dealers.”

“Reference Treasury Dealers” means (1) Credit Suisse Securities (USA) LLC, Deutsche Bank Securities, Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC and their successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”) the Company will substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealers selected by the Premium Calculation Agent after consultation with the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Optional Redemption Date, the average, as determined by the Premium Calculation Agent of the bid and ask prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Premium Calculation Agent by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Optional Redemption Date.

“Remaining Life” shall have the meaning set forth in the definition of “Comparable Treasury Issue.”

“Restricted Legend” means the legend set forth in Exhibit B.

“Rule 144A” means Rule 144A under the Securities Act, as such rule may be amended from time to time.

“Rule 144A Certificate” means a certificate substantially in the form of Annex A to Exhibit A hereto.

“Treasury Rate” means, with respect to any Optional Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated or interpolated (on a day count basis) using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Optional Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding such Optional Redemption Date.

Exhibit 4.2
ARTICLE 2
Form and Terms of the Notes

Section 2.01. Form and Dating. (a) The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes shall be executed on behalf of the Company by any Officer and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these Officers on the Notes may be manual or facsimile. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000, in excess thereof.

The terms and notations contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture, as supplemented and amended by this Fourth Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Fourth Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

(2)(i) Except as otherwise provided in paragraph (c) or Section 2.04(b) or Section 2.03(a)(iii), each Note will bear the Restricted Legend.

(ii) The Notes shall initially be issued in the form of one or more Certificated Notes registered in the name of the Trust pursuant to the Put Option Agreement. If the Trust distributes the Notes to the holders of its trust securities upon its dissolution and termination, then prior to such distribution, the Notes shall be exchanged for one or more Global Notes and the Depositary shall be The Depository Trust Company. Beneficial interests in any Global Notes, once issued, may be exchanged for Certificated Notes only pursuant to Section 2.03(a)(iii).

(3)If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without compliance with any limits thereunder and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Company may instruct the
Trustee in an Officers’ Certificate to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(4)By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Fourth Supplemental Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Fourth Supplemental Indenture and such legend.

Exhibit 4.2

Section 2.02. Paying Agent. The Company shall initially act as Paying Agent, Security Registrar and transfer agent for the Notes. Accordingly, the office of the Company located at 230 Park Avenue, New York, New York, shall be and hereby is, designated as the office or agency where the Notes may be presented for payment and where notices to or demands upon the Company in respect of the Notes and the Indenture, as supplemented and amended by this Fourth Supplemental Indenture, pursuant to which the Notes are to be issued may be served; provided that, if the Notes are distributed by the Trust to the holders of its trust securities upon the dissolution and termination of the Trust, the payment of the principal of (and premium, if any) and interest on the Notes shall be payable at the Corporate Trust Office of the Trustee, as Paying Agent. The Notes may be surrendered for registration of transfer or exchange at the office or agency to be maintained for that purpose in the Borough of Manhattan, The City of New York, and such office shall initially be the office of the Trustee located in the Borough of Manhattan, The City of New York, and the Security Register shall, in such instance, be kept at such office of the Trustee.

Section 2.03. Global Notes. (a) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as The Depository Trust Company is serving as the Depositary, will bear the DTC Legend.

(a)Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except as set forth in clause (iii) of this Section 2.03(a).

(b)Agent Members will have no rights under this Fourth Supplemental Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Fourth Supplemental Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(c)If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a written request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Global Note does not bear the Restricted Legend, then the Certificated Notes issued

Exhibit 4.2

in exchange therefor will not bear the Restricted Legend. If such Global Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend.

(b)    Each Certificated Note will be registered in the name of the Holder thereof or its nominee.

Section 2.04. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section 2.04 and, in the case of a Global Note (or a beneficial interest therein), Section 2.03 and the applicable rules and procedures of the Depositary. The Security Registrar shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(2)The Company or the Trustee, as Securities Registrar, shall not be required to effect any transfer (other than to the Company or The Depository Trust Company or its nominee) of any Certificated Note on the Security Registrar unless (x) it receives a certificate substantially in the form of the Rule 144A Certificate duly executed by the holder or his attorney duly authorized in writing or (y) any other exemption from the registration requirements under the Securities Act is available and, in either case, the Company or the Trustee receives such documentation, including opinions of counsel, requested by the Company or the Trustee in order to confirm compliance with the transfer restrictions set forth herein.

(3)No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information; provided that, the Company has provided the Trustee with an Officers’ Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate. Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(4)The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

(5)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Fourth Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Fourth Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Exhibit 4.2

Section 2.05. Terms of the Notes. The following terms relating to the Notes are hereby established:

(1)Title. The Notes shall constitute a series of Securities having the title “3.976% Senior Notes due 2025.”

(2)Principal Amount. The aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture, as supplemented and amended by this Fourth Supplemental Indenture, shall be $500,000,000. The Company may reissue Notes pursuant to Section 2.01(b)(ii) that have been repurchased pursuant to the Put Option Agreement and cancelled pursuant to Section 2.09 of the Indenture. Notes that have been redeemed pursuant to Section 2.06 shall be cancelled and may not be reissued.

(3)Maturity Date. The entire outstanding principal of the Notes shall be payable on February 15, 2025.

(4)Interest Rate and Interest Payment Dates. The rate at which the Notes shall bear interest, if issued, shall be 3.976% per annum, calculated on the basis of a 360-day year comprised of twelve 30-day months; interest shall accrue from the date of issuance pursuant to the Put Option Agreement, or if such date is not a February 15 or August 15, the February 15 or August 15 immediately preceding the date of issuance, or if the Notes are issued prior to August 15, 2015, from March 17, 2015; the Interest Payment Dates for the Notes shall be February 15 and August 15 of each year, commencing on the February 15 or August 15 next following the date of issuance; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid, to the Persons in whose names the Notes (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date, provided, however, that interest payable at the Stated Maturity or upon redemption will be paid to the Person to whom principal is payable. Notwithstanding the foregoing, at any time the Notes are held by the Trust, or are solely represented by one or more Global Notes, interest will be paid to the Persons in whose names the Notes are registered at the close of business on the Business Day immediately preceding the Interest Payment Date.

(5)Currency. The currency of denomination of the Notes is United States Dollars. Payment of principal of and interest and premium, if any, on the Notes shall be made in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Section 2.06. Optional Redemption. (a) The provisions of Article 3 of the Indenture shall apply to the Notes.

(2)At any time following the exercise pursuant to the Put Option Agreement in full of the Put Option (as defined in the Put Option Agreement), whether as a result of a single exercise or multiple exercises, the Notes shall be redeemable, as a whole but not in part, at the Company’s option, on at least 30 days, but not more than 90 days, prior notice (which notice may be given at

Exhibit 4.2

any time after the notice of the exercise in full of such Put Option has been provided, whether or not the Notes have been issued) mailed to the registered address of each holder of the Notes, or provided by email or facsimile to the Trustee for transmission to the Depositary or its nominee or such other notice method in accordance with the Indenture as determined by a resolution of the Board of Directors of the Company or a certificate executed by certain Officers of the Company (any such date fixed for redemption, an “Optional Redemption Date”), at a Redemption Price equal to the Make-Whole Redemption Amount. Any notice of redemption given prior to the issuance of any Notes shall be delivered to the trustee of the Trust.

(3)Notwithstanding Article 3 of the Indenture, the notice of redemption with respect to any redemption pursuant to Section 3.04 thereof need not set forth the Redemption Price but only the manner of calculation thereof as described above.

(4)On and after the Optional Redemption Date for the Notes, interest will cease to accrue on the Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the Make-Whole Redemption Amount. On or before the Optional Redemption Date for the Notes, the Company will deposit with a Paying Agent, or the Trustee, funds sufficient to pay the Make-Whole Redemption Amount of the Notes to be redeemed on such date.

Section 2.07. Defeasance. The provisions of 11.02 through 11.06 of the Indenture shall apply to the Notes only after the Notes are distributed to the holders of the trust securities upon the dissolution and termination of the Trust.

Section 2.08. Sinking Fund. The provisions of Article 4 of the Indenture shall not apply to the Notes, and the Notes shall not be not subject to any sinking fund.

Exhibit 4.2
ARTICLE 3
Miscellaneous

Section 3.01. Trust Indenture Act Controls. If any provision of this Fourth Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Fourth Supplemental Indenture by the Trust Indenture Act, the required provision shall control. If any provision of this Fourth Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Fourth Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 3.02. Governing Law. This Fourth Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

Section 3.03. Payment of Notes. Payments in respect of the Notes represented by the Global Notes or held by the Trust are to be made by wire transfer of immediately available funds to the accounts specified by the Holder thereof. With respect to Certificated Notes not held by the Trust, the Company will make all payments through the Paying Agent by mailing a check to each Holder’s registered address; provided, however, that payments may also be made, in the case of a Holder of at least $1.0 million aggregate principal amount of Notes, by wire transfer to the account specified by the Holder thereof.

Section 3.04. Multiple Counterparts. The parties may sign multiple counterparts of this Fourth Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same Fourth Supplemental Indenture.

Section 3.05. Severability. Each provision of this Fourth Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Fourth Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

Section 3.06. Relation to Indenture. This Fourth Supplemental Indenture constitutes a part of the Indenture, the provisions of which (as modified by this Fourth Supplemental Indenture) shall apply to the series of Securities established by this Fourth Supplemental Indenture but shall not modify, amend or otherwise affect the Indenture insofar as it relates to any other series of Securities or modify, amend or otherwise affect in any manner the terms and conditions of the Securities of any other series.

Section 3.07. Ratification. The Indenture, as supplemented and amended by this Fourth Supplemental Indenture, is in all respects ratified and confirmed. The Indenture and this Fourth Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Fourth Supplemental Indenture supersede any conflicting provisions included in the Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented and amended by this Fourth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented and amended by this Fourth Supplemental Indenture.

Section 3.08. Effectiveness. The provisions of this Fourth Supplemental Indenture shall become effective as of the date hereof.

Exhibit 4.2
Section 3.09. Trustee Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture or of the Securities. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Exhibit 4.2
ARTICLE 4
GENERAL GUARANTEE AGREEMENT

Section 4.01. General Guarantee Agreement Inapplicable. Without in any way limiting the obligations of the Company or any Subsidiary Guarantor hereunder, the General Guarantee Agreement dated April 17, 2012 by Voya Holdings Inc. (formerly Lion Connecticut Holdings Inc.) in favor of each person to whom the Company may owe any obligations evidenced by senior unsecured debentures, notes or similar debt instruments issued by the Company shall be inapplicable to the Securities. The Trustee shall not be entitled to enforce any rights under the General Guarantee Agreement with respect to any Notes or other obligation under this Fourth Supplemental Indenture. The Trustee waives all rights and remedies it may have under the General Guarantee Agreement with respect to any obligation under this Fourth Supplemental Indenture. For the avoidance of doubt, any obligation under this Fourth Supplemental Indenture is not an obligation as defined in the General Guarantee Agreement. This Article 4 does not in any way limit any obligation of the Company under any Notes or any Subsidiary Guarantor under its Subsidiary Guarantee.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first above written.

VOYA FINANCIAL, INC.
By: /s/ Alain M. Karaoglan
Name: Alain M. Karaolglan
Title: Executive Vice President and
Chief Operating Officer

By: /s/ Ewout L. Steenbergen
Name: Ewout L. Steenbergen
Title: Executive Vice President and
Chief Financial Officer
VOYA HOLDINGS INC.
By: /s/ Alain M. Karaoglan
Name: Alain M. Karaolglan
Title: Executive Vice President and
Chief Operating Officer

By: /s/ Ewout L. Steenbergen
Name: Ewout L. Steenbergen
Title: Executive Vice President and
Chief Financial Officer

Exhibit 4.2
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By: /s/ David J Ganss
Name: David J Ganss
Title: Vice President

Exhibit 4.2
EXHIBIT A

[Form of 3.976% Senior Notes due 2025] VOYA FINANCIAL, INC.
3.976% Senior Notes due 2025

Fully and Unconditionally Guaranteed by Voya Holdings Inc.

No.	Principal Amount: $
CUSIP: 929089 AA8

Voya Financial, Inc., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to
    , or registered assigns, the principal sum of
$    [[if this Note is a Global Note,] (or such other principal amount reflected on the books and records of the Trustee and the Depositary, in accordance with the terms of the Indenture, which amount shall not exceed
$500,000,000 at any time)] on February 15, 2025 (the “Maturity Date”) (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon from the date of issuance or if the date of issuance is not a February 15 or August 15, the February 15 or August 15 immediately preceding the date of issuance, or if this Note is issued prior to August 15, 2015, from March 17, 2015, semi-annually in arrears at the rate of 3.976% per annum, on February 15 and August 15 of each year (each such date, an “Interest Payment Date”), commencing on the February 15 or August 15 next following the date of issuance, until the principal hereof is paid or made available for payment, calculated on the basis of a 360-day year consisting of twelve 30-day months.

Record Dates. The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date, will, as provided in the Indenture (as defined below), be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the February 1 or August 1 (whether or not a Business Day, as defined in the Indenture), as the case may be, next preceding such Interest Payment Date (the “Regular Record Date”), provided, that interest payable on the Maturity Date or upon redemption will be paid to the person to whom principal is payable. Any such interest not punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such

Exhibit 4.2

Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Notwithstanding the foregoing, at any time that this Note is held by Peachtree Corners Funding Trust, as Delaware statutory trust (the “Trust”), or if this Note is a Global Note, interest will be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Business Day immediately preceding the Interest Payment Date.

Place and Currency of Payment. Payment of principal, premium, if any, and interest on this Note will be made at the office or agency of the Company to be maintained for that purpose in the New York, New York; provided that, if this Note (or one or more Predecessor Securities) has been distributed by the Trust to the holders of its trust securities upon the dissolution and termination of the Trust, the interest, principal and any other money due on this Note will be payable at the Corporate Trust Office of the Trustee, as Paying Agent, and this Note may be surrendered for registration of transfer or exchange at the office of the Trustee in the Borough of Manhattan, The City of New York or such other office or agency as may be designated for the surrender of Notes for registration of transfer or exchange; provided, however, that payments on this Note may at the Company’s option be paid in immediately available funds by wire transfer to an account maintained by the payee located in the United States of America or, if this Note (or one or more Predecessor Securities) has been distributed by the Trust to the holders of its trust securities upon the dissolution and termination of the Trust and is not represented by a Global Note, by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Registrar.
Payment of principal, premium, if any, and interest on this Note will be paid in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Time of Payment. In any case where any Interest Payment Date, the Maturity Date or any date fixed for redemption or repayment of the Notes shall not be a Business Day, then (notwithstanding any other provision of the Indenture or this Note), payment of principal or interest, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, the Maturity Date or the date so fixed for redemption or repayment, and no interest shall accrue in respect of the delay.

General. This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued in one or more series under an indenture (the “Base Indenture”), dated as of July 13, 2012, among the Company, Voya Holdings Inc. (formerly Lion Connecticut Holdings Inc.), as the initial Subsidiary

Exhibit 4.2

Guarantor, and U.S. Bank National Association (herein called the “Trustee,” which term includes any successor Trustee under the Indenture with respect to a series of which this Note is a part), as supplemented and amended by a Fourth Supplemental Indenture thereto, dated as of March 17, 2015 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Subsidiary Guarantors party thereto from time to time and the Trustee. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Subsidiary Guarantors, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of a duly authorized series of Securities designated as “3.976% Senior Notes due 2025” (collectively, the “Notes”), limited in aggregate principal amount to $500,000,000.

The Notes are initially issuable only pursuant to the exercise of a put option (the “Put Option”) granted under the Put Option Agreement, dated as of March 17, 2015 (the “Put Option Agreement”), among the Company, the initial Subsidiary Guarantor, the Trust, U.S. Bank National Association, as put option calculation agent, and the Trustee.

Events of Default. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

Sinking Fund. The Notes are not subject to any sinking fund.

Redemption and Repurchase. The Notes are subject to optional redemption, at any time following the exercise in full of the Put Option (whether as a result of a single exercise or multiple exercises), in whole but not in part, at the Company’s option, on at least 30 days, but not more than 90 days, prior notice (which notice may be given at any time after the notice of the exercise in full of such Put Option has been provided, whether or not the Notes have been issued) mailed to the registered address of each Holder of the Notes, or provided by email or facsimile to the Trustee for transmission to the Depositary or its nominee, or in the case of any notice given prior to the issuance of any Notes, provided to the trustee of the Trust, or such other notice method in accordance with the Indenture as determined by a resolution of the Board of Directors of the Company or a certificate executed by certain Officers of the Company (any such date fixed for redemption, an “Optional Redemption Date”), at a redemption price equal to the Make-Whole Redemption Amount. There is no sinking fund or mandatory redemption applicable to the Notes.

Restrictive Covenants. The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Subsidiaries to create

Exhibit 4.2

liens or the ability of the Company to consolidate, merge or sell, transfer or lease all or substantially all of its assets.

Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein that only apply to this Note after the Notes are distributed to the holders of the trust securities upon the dissolution and termination of the Trust.

Modification and Waivers; Obligations of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company, and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes of each series affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, on behalf of the Holders of all outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the outstanding Securities of individual series to waive on behalf of all of the Holders of Securities of such individual series certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the currency, herein prescribed.

Subsidiary Guarantees. This Note will be entitled to the benefits of certain Subsidiary Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

No Recourse Against Others. No director, officer, agent, employee, incorporator, stockholder, partner, member, or manager of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or any Subsidiary Guarantor under any Notes, the Indenture or any Subsidiary

Exhibit 4.2

Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Limitation on Suits. As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the outstanding Notes shall have made written request, and offered indemnity satisfactory to the Trustee to institute such proceedings as Trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Note on or after the respective due dates expressed herein.

Authorized Denominations. The Notes are issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Registration of Transfer or Exchange. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the register of the Notes maintained by the Security Registrar upon surrender of this Note for registration of transfer, at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Note (and if this Note is a Global Note, any beneficial interest herein) shall not be offered, sold, pledged or otherwise transferred except in compliance with the requirements set forth in the legends hereof. If this Note is a Certificated Note, the Company or the Trustee, as Security Registrar, shall not be required to effect any transfer (other than to the Company or The Depository Trust Company or its nominee) of this Note on the Security Register unless it receives a certificate substantially in the form set forth in Annex A and duly executed by the Holder hereof or his attorney duly authorized in writing, together with other documentation, including any opinions of counsel, requested by the Company or the Trustee in order to confirm compliance with the transfer restrictions set forth herein.

Exhibit 4.2

As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holders surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes (except with respect to certain payments of Defaulted Interest), whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Defined Terms. All terms used in this Note, which are defined in the Indenture and are not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exhibit 4.2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and its seal to be hereunto affixed and attested.

Dated:

VOYA FINANCIAL, INC.
By:
Name:
Title:

By:
Name:
Title:

Attest:
By:
Name:
Title:

Exhibit 4.2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture, as such is supplemented by the within-mentioned Fourth Supplemental Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title: Authorized Signatory

Exhibit 4.2
Annex A

Rule 144A Certificate

Voya Financial, Inc. 230 Park Avenue
New York, New York 10169

U.S. Bank National Association Global Corporate Trust Services One Federal Street, 3rd Floor Boston, Massachusetts 02110 Attn: David Ganss

Re:    3.976% Senior Notes due 2025 of Voya Financial, Inc. (the “Notes”)
Reference is made the Indenture dated July 13, 2012 (the “Base Indenture”), as supplemented by the Fourth Supplemental Indenture, dated as of March 17, 2015 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), relating to the Notes. Terms used herein and defined in the Indenture or in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.

This certificate relates to U.S.$    principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No.: 929089 AA8

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that (i) it is the sole registered holder of the Specified Securities, or (ii) it is acting on behalf of all the registered holders of the Specified Securities and is duly authorized by them to do so. Such registered holder or holders are referred to herein collectively as the “Holder.”

The Holder has requested that the Specified Securities be transferred. In connection with such transfer, the Holder hereby certifies that the transfer is being effected in accordance with Rule 144A under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions.
Accordingly, the Holder hereby further certifies as follows: the Specified Securities are being transferred to a person that the Holder and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

1.the Holder and any person acting on its behalf have taken reasonable steps to ensure that such transferee of the Specified Securities is aware that the Holder may be relying on Rule 144A in connection with the transfer.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Exhibit 4.2
Date:

Very truly yours,

By:
Name:
Title:
Address:
(If the Undersigned, as such term is defined in the third paragraph of this certificate, is a corporation, partnership or fiduciary, the title of the person signing on behalf of the
Undersigned must be stated.)

Exhibit 4.2
EXHIBIT B
RESTRICTED LEGEND

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND
(B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

ANY PURCHASER OR HOLDER OF THE SECURITIES OR ANY INTEREST THEREIN REPRESENTS BY ITS PURCHASE AND HOLDING OF THE SECURITIES THAT EITHER (1) IT IS NOT
(A) AN EMPLOYEE BENEFIT PLAN AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR THAT IS SUBJECT TO ERISA OR A PLAN DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE
“CODE”), (B) AN EMPLOYEE BENEFIT PLAN THAT IS A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) OR A NON-U.S. PLAN (AS DESCRIBED IN SECTION 4(B)(4) OF ERISA) THAT IS NOT SUBJECT TO THE REQUIREMENTS OF ERISA OR THE CODE BUT IS SUBJECT TO SIMILAR PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR

Exhibit 4.2

OTHER LAWS (“SIMILAR LAWS”) OR (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLANS PURSUANT TO SECTION 3(42) OF ERISA, DEPARTMENT OF LABOR REGULATIONS OR OTHERWISE, OR (2) THE PURCHASE AND HOLDING OF THE SECURITIES WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR UNDER ANY APPLICABLE SIMILAR LAWS.

VOYA FINANCIAL, INC. RESERVES THE RIGHT TO MODIFY THE FORM OF CERTIFICATES REPRESENTING THE SECURITIES FROM TIME TO TIME TO REFLECT ANY CHANGES IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THEIR PURCHASE OR RESALE. THE SECURITIES AND RELATED DOCUMENTATION, INCLUDING THIS LEGEND, MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THE SECURITIES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF SECURITIES SUCH AS THE SECURITIES GENERALLY. EACH HOLDER OF THIS CERTIFICATE SHALL BE DEEMED, BY THE ACCEPTANCE OF THIS CERTIFICATE, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

Exhibit 4.2
EXHIBIT C
DTC LEGEND

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO VOYA FINANCIAL, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.